Exhibit 99.1

InterDigital Names William J. Merritt as President and Chief Executive
             Officer and Member of the Board of Directors

    KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--May 3, 2005--InterDigital Communications Corporation (Nasdaq:IDCC), a leading architect, designer and provider of wireless technology and product platforms, today announced the appointment of William J. Merritt as the company's President and Chief Executive Officer, effective immediately. Additionally, Mr. Merritt has been appointed to InterDigital's Board of Directors. Mr. Merritt, a member of InterDigital's executive team, succeeds Howard E. Goldberg. Most recently, Mr. Merritt has served as President of InterDigital Technology Corporation and General Patent Counsel. Mr. Merritt holds degrees in both engineering and law, and has been a member of InterDigital's executive team since 1998.
    Speaking on behalf of the entire Board of Directors, Chairman Harry G. Campagna commented, "Bill has demonstrated great creativity and business savvy in advancing InterDigital's licensing program and technology solutions. I am confident in his ability to continue to build value for our shareholders. Bill is a seasoned executive who knows our industry, business model and the InterDigital organization extremely well; we look forward to a smooth transition."
    Mr. Campagna also complimented Mr. Goldberg on his contributions to the company. "The Board greatly appreciates Howard Goldberg's service to InterDigital over the last 12 years. During his tenure, InterDigital grew its revenue base and strengthened its financial condition," added Mr. Campagna.
    In commenting upon his departure, Mr. Goldberg stated, "It has been a unique and wonderful experience working at InterDigital. I have seen the Company grow and leave with a feeling of satisfaction and accomplishment based upon the achievements and potential of InterDigital. As I take some time to enjoy my family, with the ultimate objective of pursuing other interests, I wish my former valued colleagues the best of luck in the future."
    InterDigital also announced that Charles "Rip" Tilden has left the company to pursue other opportunities. Currently, the company does not anticipate filling the position of Chief Operating Officer, formerly held by Mr. Tilden.
    "For over eight years, I have been fortunate to be a part of a tremendous organization that reshaped its business and built a solid foundation to continue to deliver substantial value for the future. It has been gratifying to contribute to the company's growth and success. Now, I look forward to an exciting new chapter in my career," said Mr. Tilden.
    "The Board commends Rip Tilden on his professionalism and his diligent service to the company," Mr. Campagna continued. "We wish both Howard and Rip all the best for the future."
    Mr. Merritt said, "I am very happy to have this opportunity with the company. InterDigital possesses an exceptionally talented engineering workforce, a very comprehensive patent portfolio, and a solid financial foundation, which are key ingredients for us to deliver strong financial results. I am confident that we can harness these resources to enhance shareholder value."
    Mr. Merritt joined InterDigital as Vice President, Law in 1996. He was promoted to Senior Vice President and General Counsel in 1998 and, in 1999, to Executive Vice President. As InterDigital's chief legal officer, he played a leading role in negotiating strategic agreements with leading companies in the telecommunications industry and in building InterDigital's patent licensing subsidiary into a major revenue producer. In 2001, he was elected President of its intellectual property subsidiary, InterDigital Technology Corporation and General Patent Counsel.

    About InterDigital

    InterDigital architects, designs and provides advanced wireless technologies and products that drive voice and data communications. The Company offer technology and product solutions for mainstream wireless applications that deliver time-to-market, performance, and cost benefits, as well as product differentiation advantages, to its commercial and government/military customers. InterDigital has a strong portfolio of patented technologies covering 2G, 2.5G, 3G and 802 standards, which it licenses worldwide. For more information, please visit InterDigital's web site: www.interdigital.com. InterDigital is a registered trademark of InterDigital Communications Corporation.

    CONTACT: InterDigital Communications Corporation
             Media Contact:
             Dawn Goldstein, 610-878-7800
             e-mail: dawn.goldstein@interdigital.com
                 or
             Investor Contact:
             Janet Point, 610-878-7800
             e-mail: janet.point@interdigital.com